                                 SCHEDULE 14A

                                (Rule 14A-101)
                    Information Required in Proxy Statement
                           Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               The Rouse Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Holders of Common Stock:

  The Annual Meeting of Stockholders of The Rouse Company is called to be held on Thursday, May 10, 2001, at 11:00 a.m. at The Rouse Company Building, Columbia, Maryland, for the following purposes:

  (a) Election of directors to hold office until the Annual Meeting of Stockholders that is to be held in 2003 with respect to one director-nominee, and until the Annual Meeting of Stockholders that is to be held in 2004 with respect to four director-nominees, and until their respective successors are duly elected and qualify;

  (b) Consideration of a proposal by the Board of Directors to approve The Rouse Company 2001 Stock Incentive Plan (the Board of Directors recommends a vote FOR the proposal); and

  (c) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on March 9, 2001 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                          By Order of the Board of Directors

                                               Gordon H. Glenn
                                                  Secretary

April 9, 2001

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                                PROXY STATEMENT

                (First Mailed to Stockholders on April 9, 2001)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rouse Company (the "Company") to be voted at the Annual Meeting of Stockholders on May 10, 2001 and at any adjournments or postponements thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telecopy or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting.

  Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  In order to conduct business at the meeting, a quorum consisting of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting must be present in person or represented by proxy.

  Directors are elected by a plurality of the votes cast by the holders of shares of common stock par value $.01 per share ("Common Stock") of the Company present in person or represented by proxy at the meeting, at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting, with a quorum present, is required for approval of The Rouse Company 2001 Stock Incentive Plan set forth in Exhibit B to this Proxy Statement, and New York Stock Exchange Rule 312.07 further requires that the total vote cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of approval of the proposal, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.

  On March 9, 2001, the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting, the Company had outstanding and entitled to vote 68,755,913 shares of Common Stock. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting.

  The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2000, has been mailed to all stockholders with this Proxy Statement. You may receive, without charge, a copy of the Company's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by contacting David L. Tripp, Vice President and Director, Investor Relations and Corporate Communications, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  The Company has a classified Board of Directors, with 12 director positions authorized. Currently, there are 11 directors in office and one vacancy. Three directors are nominated for reelection at the meeting and, if elected, their new terms of office will expire at the Annual Meeting of Stockholders to be held in 2004, or when their successors are elected and qualify. Additionally, John G. Schreiber and Mark R. Tercek have been nominated for election to the Board of Directors for the first time. Mr. Schreiber's nomination is to fill the existing vacancy on the Board of Directors, and Mr. Tercek's nomination is to fill the vacancy that will be created upon the retirement of Mathias J. DeVito, as described below. If elected, Mr. Schreiber's term in office will expire at the Annual Meeting of Stockholders to be held in 2003, or when his successor is elected and qualifies, and Mr. Tercek's term in office will expire at the Annual Meeting of Stockholders to be held in 2004, or when his successor is elected and qualifies.

  The remaining seven current directors serve terms in office that expire at either the Annual Meeting of Stockholders to be held in 2002 or the Annual Meeting of Stockholders to be held in 2003, or when their successors are elected and qualify.

  In connection with the consummation in June 1996 of the merger with The Hughes Corporation ("Hughes"), the Company entered into a Contingent Stock Agreement (the "Agreement") under which the owners of Hughes (the "Hughes Owners") received rights to future distributions of Common Stock as part of the consideration in the merger. Under the Agreement, as long as the Hughes Owners own at least 5% of the outstanding shares of Common Stock (but in no event for longer than 10 years), the Hughes Owners will be entitled, through certain representatives, to recommend an individual for election to the Company's Board. Platt W. Davis, III was recommended under this provision and currently serves as a director of the Company.

  After more than 29 years of distinguished service on the Board, Mathias J. DeVito will be retiring as a director and as Chairman of the Executive Committee of the Board, effective at the meeting, in accordance with the Company's mandatory retirement policy for directors who have attained age 70. The Board of Directors deeply appreciates the outstanding contributions Mr. DeVito has made to the Company during his tenure as a director, as past Chairman of the Board, President and Chief Executive Officer. For more than 32 years, Mr. DeVito's leadership and wisdom have been a critical element in the success of the Company.

  If one or more of the nominees for director is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice.

  Certain information as to the nominees who are up for election at the meeting follows:

                      Nominees for Terms Expiring in 2004

  Jeremiah E. Casey, age 61, has been a member of the Company's Board since 1990. Mr. Casey is a director of Allfirst Financial Inc. and Allfirst Bank, a director of the Federal Reserve Bank of Richmond, Baltimore Branch, and a director of National Life Insurance Company. Previously, he was Chairman of the Board of Allfirst Financial Inc. and its banking subsidiaries, Chief Executive, USA, Allied Irish Banks plc and a director of Allied Irish Banks plc. Mr. Casey also is a Trustee of Mercy Health Services, Inc. and The Walters Art Museum. In addition, he is a director of Mercy Ridge, Inc., Irish American Endowment for Education, Inc. and Irish Educational Development Foundation, Inc.

  Roger W. Schipke, age 64, has been a member of the Company's Board since 1992. Mr. Schipke, a private businessman, previously was Chairman of the Board and Chief Executive Officer of the Sunbeam Corporation and prior to that, Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc. Mr. Schipke is a director of The Brunswick Corporation, Legg Mason, Inc. and Oakwood Homes Corporation.

  Mark R. Tercek, age 44 and a director nominee, is Managing Director and Global Co-Head of Equity Capital Markets at Goldman, Sachs & Co. and a member of the firm's Commitments Committee. He previously headed Goldman, Sachs' Corporate Finance Department and Real Estate Department in the firm's Investment Banking Division. Mr. Tercek is a director of the Rockefeller Center REIT.

  Gerard J. M. Vlak, age 67, has been a member of the Company's Board since 1996. Mr. Vlak is a former member of the Executive Board of Rabobank Nederland and a former General Manager North America of Amsterdam-Rotterdam Bank. He is a Trustee of the BJB Investment Funds of Bank Julius Baer. Mr. Vlak also is a board member of The Netherland-America Foundation and a board member of Oce-USA Holding, Inc.

                       Nominee for Term Expiring in 2003

  John G. Schreiber, age 54 and a director nominee, is President of Centaur Capital Partners, Inc. and Senior Advisor and Partner of Blackstone Real Estate Advisors, L.P. Mr. Schreiber is a Trustee of AMLI Residential Properties Trust and a director of Host Marriott Corporation and The Brickman Group, Ltd. He also is a director of JMB Realty Corporation and a number of its affiliates, as well as a number of mutual funds advised by T. Rowe Price Associates, Inc. Previously, he was Chairman and Chief Executive Officer of JMB/Urban Development Co. and Executive Vice President of JMB Realty Corporation.

  Certain information as to directors who are not up for election at the Annual Meeting of Stockholders follows:

                     Directors Whose Terms Expire in 2003

  Anthony W. Deering, age 56, has been a member of the Company's Board since 1993. Mr. Deering is Chairman of the Board, President and Chief Executive Officer of the Company. Previously, he was President and Chief Executive Officer of the Company and, prior to that, President and Chief Operating Officer of the Company. Mr. Deering is a director of certain T. Rowe Price Fixed Income and International Mutual Funds. He also is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and Vice Chairman of the Board of Directors of the Greater Baltimore Committee. Mr. Deering is a Trustee of the Baltimore Museum of Art, the Parks and People Foundation of The Foundation for Baltimore Recreation and Parks and the Charlesmead Foundation.

  Rohit M. Desai, age 62, has been a member of the Company's Board since 1980. Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated, a specialized investment firm managing assets of various institutional clients. Mr. Desai also is a director of Sunglass Hut International, Inc., Finlay Enterprises, Inc., Independence Community Bank, SITEL Corporation and TeleCorp PCS, Inc. In addition, Mr. Desai is a Trustee of the Asia Society.

  Hanne M. Merriman, age 59, has been a member of the Company's Board since 1992. Ms. Merriman is a Retail Business Consultant for Hanne Merriman Associates, a retail consulting firm. Ms. Merriman is a director of Ameren Corporation, AnnTaylor Stores Corporation, Central Illinois Public Service Company, Finlay Enterprises, Inc., certain T. Rowe Price Mutual Funds, State Farm Mutual Automobile Insurance Company and US Airways Group, Inc. She also is a director of the Children's Hospital Foundation.

                     Directors Whose Terms Expire in 2002

  David H. Benson, age 63, has been a member of the Company's Board since 1987. Mr. Benson is Chairman of the Board of Charter European Trust plc, an investment management company. Previously, Mr. Benson was Vice Chairman of the Board of Kleinwort Benson Group plc. Mr. Benson is a director of BG Group plc (formerly British Gas plc), Daniel Thwaites plc, The Dover Corporation, Kleinwort Benson U.S.A. Inc., Marshall Cavendish Ltd. and Murray International Investment Trust plc. He also is Chairman of the Board of Kleinwort Benson Trustees Ltd. and Vice Chairman and Director of Leach International, Inc., Chairman of the Board of Trustees of the Charities Official Investment Fund and a Trustee of the U K Historic Building Preservation Trust, the King Edward VII Hospital (Midhurst) Development Trust and the Edward James Foundation.

  Platt W. Davis, III, age 57, has been a member of the Company's Board since 1999. Mr. Davis is a Partner in Vinson & Elkins, L.L.P., a partnership engaged in the practice of law. He also is the representative of the Hughes Owners on the Company's Board under the Agreement that was entered into in connection with the Company's merger with Hughes. Previously, he was Managing Partner of THC Partners, an investment management company that dissolved in 2000 and whose members consisted of certain of the Hughes Owners.

  Juanita T. James, age 48, has been a member of the Company's Board since 1989. Ms. James is Vice President and General Manager of Pitney Bowes Professional Services, Inc., a subsidiary of Pitney Bowes, Inc. Previously, she was President of JJ Marketing Ventures, a management consulting firm specializing in book publishing and direct marketing, Executive Vice President of the Marketing and Editorial Departments at Doubleday Direct, Inc., Senior Vice President of Finance and Operations at Doubleday Direct, Inc. and Senior Vice President of the Book-of-the-Month Club, Inc., a subsidiary of Time Warner Inc. Ms. James is a Trustee Emeritus of Princeton University and a director of the Stamford Museum and Nature Center. She also is a Trustee of the Ferguson Public Library and President of the Board of the Child Care Center, both in Stamford, Connecticut.

  Thomas J. McHugh, age 69, has been a member of the Company's Board since 1980. Mr. McHugh is Chairman and Chief Executive Officer of McHugh Associates, Inc., a registered investment adviser. Prior to that, he was President of McHugh Associates, Inc. Mr. McHugh is a director of Philadelphia Consolidated Holding Corp.

  Please note:

  (1) There exist no family relationships between any of the directors or between any such directors and any executive officer of the Company.

  (2) All corporations identified have securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for non-profit organizations, State Farm Mutual Automobile Insurance Company, which is a mutual insurance company, the companies identified with respect to Mr. Benson with the exception of BG Group plc, Centaur Capital Partners, Inc., Mr. Schreiber's family investment firm, The Brickman Group, Ltd., JMB Realty Corporation and its affiliates, Rockefeller Center REIT and National Life Insurance Company.

  The Board of Directors has established three permanent committees of the Board--the Audit, Executive and Personnel Committees, and one subcommittee-- the Nominating Committee, to perform certain designated functions.

  The Audit Committee, composed of Messrs. Benson (Chair), Davis, Schipke and Vlak and Ms. Merriman, recommends to the Board of Directors the appointment of the Company's independent certified public accountants, reviews the year-end financial statements and related matters with management and the Company's independent certified public accountants, reviews the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission and reviews such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as may be deemed appropriate. The Audit Committee held four meetings during 2000.

  The Executive Committee, composed of Messrs. DeVito (retiring Chair), Deering (incoming Chair), Casey, Desai and McHugh and Ms. James, takes action with respect to approved projects and corporate financings of the Company, such special matters as may be delegated to it by the Board and any other appropriate matters that arise between Board meetings. The Executive Committee did not meet during 2000.

  The Nominating Committee, a subcommittee of the Executive Committee composed of Ms. James (Chair), and Messrs. Casey, Desai and McHugh, determines the criteria and qualifications for membership on the Board of Directors, develops an orderly process for nominating persons to fill vacancies on the Board, considers nominees for election to the Board and makes recommendations regarding the compensation of directors. Stockholders may submit to the Secretary of the Company names of nominees for membership on the Board of Directors to be considered by the Nominating Committee. The Company's Bylaws generally provide that nominations shall be made not more than 90 days nor less than 60 days before the scheduled date of a stockholders meeting at which directors are to be elected and specifies information that the stockholder must provide at the time of the nomination. The Nominating Committee did not meet during 2000. The Nominating Committee met in February 2001 and recommended the nominations of John G. Schreiber and Mark R. Tercek to stand for election to the Board.

  The Personnel Committee, composed of Messrs. Casey (Chair), Desai and McHugh and Ms. James, reviews and makes recommendations to the Board regarding the compensation programs of the Company, including the compensation of its executive officers, and reviews and approves grants under the Company's stock incentive plans. See "Personnel Committee Report on Executive Officer Compensation" below. This Committee also has certain responsibilities with respect to the Company's Pension Plan, including general oversight of the investment of Pension Plan assets and approval of amendments to the Pension Plan that do not significantly increase the Company's funding costs or that are required under federal or state law. In addition, the Personnel Committee has general oversight responsibility for The Rouse Company Supplemental Retirement Benefit Plan. The Personnel Committee held three meetings during 2000.

  During 2000, the Board of Directors of the Company held five meetings in addition to the seven meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended

75% or more of the aggregate of all Board meetings and all meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock beneficially owned by each named executive officer (see Summary Compensation Table below), and each director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than 5% of Company Common Stock. To the knowledge of the Company, no person beneficially owns more than 5% of the Series B Convertible Preferred Stock of the Company. As of March 9, 2001, one executive officer and one director of the Company beneficially owned shares of the Series B Convertible Preferred Stock of the Company. See Footnotes (2) and
(10) below.

                      EQUITY SECURITIES BENEFICIALLY OWNED
                              AS OF MARCH 9, 2001

                                                  Common Stock
                                              ------------------------------
                                                                 Percent of
          Name of Beneficial Owner            Number of            Shares
            or Identity of Group               Shares            Outstanding
          ------------------------            ---------          -----------
Named Executive Officers(1)

Anthony W. Deering........................... 1,148,390(2)             1.62%
Douglas A. McGregor..........................   719,845                1.02%
Jeffrey H. Donahue...........................   450,461(3)                 (4)
Jerome D. Smalley............................   310,724                    (4)
Daniel C. Van Epp............................   123,000                    (4)

Directors and Director Nominees

David H. Benson..............................    13,800(5)(6)              (4)
Jeremiah E. Casey............................   153,878(3)(5)              (4)
Platt W. Davis, III..........................   172,398(5)(7)              (4)
Anthony W. Deering........................... See above           See above
Rohit M. Desai...............................   701,878(3)(5)(8)           (4)
Mathias J. DeVito............................   678,020(5)(9)              (4)
Juanita T. James.............................    12,650(5)                 (4)
Thomas J. McHugh.............................    22,450(5)                 (4)
Hanne M. Merriman............................    12,950(5)                 (4)
Roger W. Schipke.............................    22,359(5)(10)             (4)
John G. Schreiber............................     3,000                    (4)
Mark R. Tercek...............................      None
Gerard J. M. Vlak............................     9,450(5)                 (4)
All executive officers and directors as a
 group (21 persons).......................... 5,220,015(11)            7.37%

Name and Address of 5% Holders of Common
 Stock

Ariel Capital Management, Inc................ 8,009,501(12)           11.65%
307 North Michigan Avenue
Chicago, Illinois 660601

Franklin Resources, Inc...................... 5,878,400(13)            8.55%
P. O. Box 7777
777 Mariners Island Boulevard
San Mateo, California 94403-7777

LaSalle Investment Management (Securities),
 L.P. ....................................... 4,315,310(14)            6.28%
LaSalle Investment Management, Inc.
200 East Randolph Drive
Chicago, Illinois 60601

T. Rowe Price Associates, Inc................ 6,175,110(15)            8.98%
P.O. Box 17218
100 East Pratt Street
Baltimore, Maryland 21202

                                                         (footnotes begin on
                                                         next page)

--------
(1) With respect to the named executive officers of the Company, includes (i) 1,278,130 shares of Common Stock subject to stock options granted under the Company's 1990 Stock Option Plan and the 1994, 1997 and 1999 Stock Incentive Plans that either are presently exercisable or will become exercisable within 60 days of March 9, 2001, (ii) with respect to such named executive officers' accounts under The Rouse Company Savings Plan as of December 31, 2000, 7,200 shares of Common Stock, (iii) 60,983 shares of Common Stock that are issuable if shares of the Company's Series B Convertible Preferred Stock that is beneficially owned by a named executive officer were converted, and (iv) 25,560 shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

(2) Includes 148,316 shares that are owned by the Deering Family Limited Partnership, of which Mr. Deering is a Trustee and has shared voting and dispositive powers. Includes 24,640 shares of Common Stock that are owned by a Foundation of which Mr. Deering is the Trustee and 60,983 shares of Common Stock that are issuable upon conversion of the 46,500 shares of the Company's Series B Convertible Preferred Stock that are owned by the Foundation. For purposes of the reporting requirements of the Exchange Act, Mr. Deering is deemed to be a beneficial owner of the Foundation's shares; however, he expressly disclaims that he has any economic interest in or beneficial ownership of such shares.

(3) Includes 137,928 shares that are owned by The Rouse Company Incentive Compensation Statutory Trust of which Messrs. Donahue, Casey and Desai are co-Trustees and have shared voting and dispositive powers. For purposes of the reporting requirements of the Exchange Act, each of Messrs. Donahue, Casey and Desai is deemed to be a beneficial owner of the Trust's shares; however, they each expressly disclaim that he has any economic interest in or beneficial ownership of such shares, other than those in which Mr. Donahue has a beneficial interest as an employee beneficiary under the Trust.

(4) Beneficial ownership does not exceed one percent of the shares of Common Stock outstanding.

(5) Includes 12,000 shares of Common Stock subject to stock options granted under the Company's 1994, 1997 and 1999 Stock Incentive Plans to each non-employee director, except for (i) Mr. DeVito, who received six 1,000-share stock option grants since he attained non-employee director status in February 1995, (ii) Mr. Vlak, who received a 5,000-share stock option grant upon his initial election as a director in September 1996, and 1,000-share stock option grants in each of the years 1997 through 2000 and
    (iii) Mr. Davis, who received a 5,000-share stock option grant upon his initial election as a director in May 1999 and a 1,000-share stock option grant in 2000. All of these options are presently exercisable. Also includes 450 shares of Common Stock that were granted to each non-employee director under the Company's 1999 Stock Incentive Plan and that vest at the meeting to be held in 2001.

(6) Includes 450 shares of Common Stock owned directly by Mr. Benson's spouse, as to which shares he disclaims beneficial ownership. Mrs. Benson has sole voting and dispositive power with respect to such shares.

(7) Includes 62,688 shares that are owned by a family trust, of which Mr. Davis has shared voting and dispositive powers.

(8) Includes 1,950 shares of Common Stock beneficially owned by Mr. Desai. Mr. Desai disclaims beneficial ownership as to all other shares. Desai Capital Management Incorporated, of which Mr. Desai is Chairman of the Board and President, has dispositive power on behalf of clients with respect to 550,000 shares of Common Stock.

(9) Includes 473,470 shares of Common Stock that are owned by The DeVito Family Limited Partnership, in which Mr. DeVito has an equity interest. Also includes 78,100 shares that are in trusts for Mr. DeVito's descendants and as to which shares Mr. DeVito has no voting or dispositive power. Additionally, includes 20,000 shares that are owned by a Foundation of which Mr. DeVito is a Trustee and has shared voting and dispositive power. Mr. DeVito disclaims beneficial ownership of the shares in both the trusts and the Foundation.

(10) Includes 3,409 shares of Common Stock that are issuable upon conversion of shares of the Company's Series B Convertible Preferred Stock that are beneficially owned by Mr. Schipke.

(11) Includes 2,028,370 shares of Common Stock subject to stock options granted under the Company's 1990 Stock Option Plan and the 1994, 1997 and 1999 Stock Incentive Plans that either are presently exercisable or will become exercisable within 60 days of March 9, 2001. With respect to executive officers' accounts under The Rouse Company Savings Plan as of December 31, 2000, includes 34,624 shares of Common Stock. Also includes 64,392 shares of Common Stock that are issuable if the Company's Series B Convertible Preferred Stock that are beneficially owned by an executive officer and a director of the Company were converted.

(12) Based upon the Schedule 13G filed on February 12, 2001, represents the aggregate number of shares beneficially owned as of December 31, 2000 by Ariel Capital Management, Inc., which has sole voting power with respect to 7,316,940 shares and sole dispositive power with respect to 7,997,191 shares.

(13) Based upon the Schedule 13G filed on February 9, 2001, represents shares beneficially owned, as of December 31, 2000, by one or more open- or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("Franklin Resources"). The Adviser Subsidiaries have shared power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Franklin Resources is deemed to be a beneficial owner of such shares; however, Franklin Resources expressly disclaims that it has any economic interest in or beneficial ownership of such shares.

(14) Based upon the Schedule 13G filed on February 12, 2001, represents the aggregate number of shares beneficially owned by LaSalle Investment Management (Securities), L.P. ("LIMS") and LaSalle Investment Management, Inc. ("LaSalle") as a group. LIMS, excluding the shares beneficially owned by LaSalle, reported beneficial ownership with respect to an aggregate of 3,834,183 shares, with sole voting power with respect to 122,100 shares, shared voting power with respect to 3,691,883 shares, sole dispositive power with respect to 93,000 shares, and shared dispositive power with respect to 3,741,183 shares. LaSalle, excluding the shares beneficially owned by LIMS, reported beneficial ownership of an aggregate of 481,127 shares, with sole voting and dispositive power with respect to 127,427 shares and shared dispositive power with respect to 353,700 shares.

(15) Based upon the Schedule 13G filed on February 12, 2001, represents shares owned by various individual and institutional investors as of December 31, 2000 for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

                         PERSONNEL COMMITTEE REPORT ON
                        EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for 2000. During 2000, the Committee was composed of four non-employee directors of the Company. The Committee is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. During 2000, the Board of Directors reviewed these recommendations and approved all executive compensation actions or concurred in the Committee's actions.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance and stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's success in meeting specified performance objectives adopted annually as described below. In pursuit of these objectives, the Company's compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve specific performance goals which are integral to the Company's business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The goal is for Company compensation to be within the top quartile of compensation for comparable companies.

  The Committee has primary responsibility for evaluating the Company's compensation program and specific compensation plans and establishing policies that meet the objectives described above. In 1996, a comprehensive review of the Company's compensation program was conducted by Frederic W. Cook & Co., Inc. (the "Compensation Consultant"). An update of the 1996 review was completed during 1998, and a further comprehensive review of the Company's compensation program was conducted by the Compensation Consultant in 2000. The review included a comprehensive study of compensation practices of other publicly traded real estate companies that are deemed to be most comparable to the Company. References in this report to "comparable companies," "competitive pay," "competitive ranges" and the like refer to the comparison group described above.

  As part of its 2000 compensation review, the Compensation Consultant made recommendations to the Committee regarding the Company's long-term incentive compensation program. In addition to specific recommendations for the Company's executive officers and other key employees, the Compensation Consultant recommended that the Company include the following elements in its long-term incentive compensation program: (i) making stock awards (options and/or bonus grants of restricted stock) available for eligible employees on an annual basis, (ii) making a larger group of employees than had previously been the case, to include property managers and equivalent positions, eligible for stock option awards, (iii) making bonus grants of restricted stock available to a larger group of especially key employees than had previously been the case and (iv) for those key employees receiving stock options and bonus grants of restricted stock, as a general guideline allocating 60% of the total award in the form of stock options and 40% in the form of bonus grants of restricted stock. The Committee concurred in the Compensation Consultant's recommendation as general guidelines for long-term incentive compensation, subject to periodic review and update, as appropriate, and to the discretion of the Committee as to specific awards.

  The Committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee considers the performance of the Company in its industry, an individual's circumstances and the Compensation Consultant's periodic recommendations. The Committee also considers the Compensation Consultant's recommended parameters for salary, bonus level and long-term incentive stock compensation. Except with respect to stock options and stock bonus awards, the Board approves or reviews the Committee's actions with respect to the compensation of all executive officers, including the Chief Executive Officer.

  In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee and the Board consider the views of the Chief Executive Officer to whom these officers are responsible. The Committee concurred with Mr. Deering's recommendations with respect to proposed salaries, bonuses and incentive stock grants for the executive officers for 2000, which were then approved by the Board.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary, annual incentive cash bonuses and, at appropriate intervals, long-term incentive compensation in the form of stock option and stock bonus grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

Base Salaries

  Base salaries for executive officers are determined by periodically evaluating the responsibilities of the position held and the experience and performance of the individual, and aligning such salaries based on periodic independent compensation consultant recommendations with respect to the competitive marketplace for executive talent and the relative overall corporate performance of the Company in relation to its competitors in the industry. Salary adjustments, if any, are determined by the Committee with the Board's approval or concurrence, upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee, by evaluating the performance of the Company and its executive officers, taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes.

Annual Incentive Bonus

  The Company's executive officers and other key employees are eligible for an annual cash bonus under the Incentive Compensation Plan. Under this Plan, the bonus awards of the executive officers are based in whole or in part upon the Company's annual corporate objectives as evaluated by the Board, with consideration given to individual performance. The Board also may grant special bonus awards in exceptional cases based upon extraordinary performance.

  Each year, a challenging set of corporate performance objectives, with assigned individual relative weightings, is recommended by the Chief Executive Officer and approved by the Board of Directors. For 2000, these Board-approved objectives placed heavy emphasis (70%) on earnings results and financial position, including specific earnings targets for total corporate and individual business segment Funds From Operations as well as leasing goals. Additional corporate objectives (totaling 30%) included specific strategic objectives for 2000.

Long-Term Incentive Stock Plans

  The purpose of the Company's long-term incentive stock plans has been to provide a meaningful equity interest in the Company to executive officers and other key employees in a format that is designed to motivate these executives and key employees and align their financial interests with those of stockholders.

Stock Bonus Awards

  The Committee is authorized to grant stock bonus awards and make related loans upon such terms and conditions as it may approve. These grants are made following review by the Committee and upon recommendation of the Chief Executive Officer. In making grants, the Committee principally considers market data, the advice of independent compensation consultants, award size criteria and the amounts and terms of stock bonus awards for prior years. The awards are subject to restrictions that lapse over time and that may cause forfeiture of the applicable shares if the employee voluntarily leaves the employ of the Company or is discharged for cause. In conjunction with these restricted stock grants, the Company may make loans to recipients, subject to forgiveness in annual installments dependent upon continued employment by the Company.

Stock Options

  Stock options are granted by the Committee generally using approved award size criteria and based upon market data, independent compensation consultants' advice, management's recommendations and the prior grant history for each person. Stock options are granted with an exercise price equal to the market price of the Common Stock and typically are subject to vesting over a period of years. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless the stock price increases.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Each year the Committee makes a recommendation to the Board with respect to Mr. Deering's compensation. In making its recommendation, the Committee considers such factors as market data, the advice of compensation consultants and corporate performance. In 2000, upon the Committee's recommendation and approval by the Board, Mr. Deering's salary was increased by 4% to $832,000. In addition, the Committee and the Board determined, upon their review of the 2000 corporate performance objectives described above, that the Company had achieved excellent results for the year, meeting or exceeding virtually all of its targeted objectives. Based on these results, the Board awarded to Mr. Deering a bonus of $1,010,880. Also, in February 2000, the Committee granted Mr. Deering stock options for 500,000 shares of Common Stock. The grant contained standard terms and conditions. See "Stock Options and Stock Appreciation Rights" below.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of provisions of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. This disallowance provision does not apply to performance-based compensation, and the Company expects that this provision will not limit its tax deductions for executive compensation in the near term.

                                          Jeremiah E. Casey, Chair
                                          Rohit M. Desai
                                          Juanita T. James
                                          Thomas J. McHugh

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2000, 1999 and 1998 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in 2000. The amounts reported below under the columns captioned "Salary," "Bonus," "Restricted Stock Awards" and "Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation policies as described above in the "Personnel Committee Report on Executive Officer Compensation."

                          SUMMARY COMPENSATION TABLE

                                                         Long-Term
                                                    Compensation Awards
                                                   ------------------------
                               Annual Compensation Restricted    Securities
                               -------------------   Stock       Underlying  All Other
   Name and Principal                               Award(s)      Options   Compensation
        Position          Year Salary($) Bonus($)    ($)(1)         (#)         ($)
   ------------------     ---- --------- --------- ----------    ---------- ------------
Anthony W. Deering......  2000  832,000  1,010,880      None      500,000      404,960(5)
Chairman of the Board,
 President                1999  800,000    972,000      None         None      404,923(6)
and Chief Executive
 Officer                  1998  800,000  1,015,200 3,000,278(2)   600,000    3,173,338(7)
Douglas A. McGregor.....  2000  587,600    655,762      None      300,000      219,628(5)
Vice Chairman and Chief
 Operating                1999  567,115    630,540      None         None      179,108(6)
Officer                   1998  520,961    548,972   420,000(3)   100,000      236,325(7)
Jeffrey H. Donahue......  2000  416,000    423,072   268,750(4)   125,000      407,082(5)
Executive Vice President
 and                      1999  403,808    406,800      None         None       99,472(6)
Chief Financial Officer   1998  320,731    265,816   560,000(3)   145,000      137,862(7)
Jerome D. Smalley.......  2000  416,000    423,072   268,750(4)   125,000      407,082(5)
Executive Vice President
 and Director             1999  403,808    406,800      None         None      105,772(6)
of Development            1998  320,731    265,816   560,000(3)   145,000      150,112(7)
Daniel C. Van Epp.......  2000  339,933    375,000   107,500(4)    50,000        9,679(5)
Senior Vice President of
 the Company              1999  310,000    255,440      None         None    113,466(6)
and President of The
 Howard Hughes            1998  310,000    255,130      None         None    113,455(7)
Corporation

--------
(1) As of December 29, 2000, Mr. Deering had aggregate restricted shareholdings of 109,850 shares of Common Stock having a value of $2,801,175; Mr. McGregor had aggregate restricted shareholdings of 33,250 shares of restricted Common Stock having a value of $847,875; Messrs. Donahue and Smalley each had aggregate restricted shareholdings of 37,250 shares of Common Stock having a value of $949,875; and Mr. Van Epp had aggregate restricted shareholdings of 5,000 shares of Common Stock having a value of $127,500. The values specified for such shares in this footnote are based on the closing price of the Company's Common Stock on December 29, 2000.

(2) In September 1998, the Board of Directors, acting pursuant to the Company's 1997 Stock Incentive Plan, awarded Mr. Deering 109,850 shares of restricted Common Stock (the "Special Retention Bonus Shares"), as part of a special retention contract arrangement. The terms and conditions of the Special Retention Bonus Shares are described in "Employment Contracts and Termination of Employment and Change of Control Arrangements" below. The values specified for such shares in the table above are based on the closing price of the Company's Common Stock on the date the award was granted. Dividends are paid on the restricted shares.

(3) In December 1998, the Board of Directors, acting pursuant to the Company's 1997 Stock Incentive Plan, awarded Mr. McGregor 15,000 shares of restricted Common Stock upon his promotion to Vice Chairman and Chief Operating Officer of the Company. At the same time, Messrs. Donahue and Smalley were awarded 20,000 shares each of restricted Common Stock (collectively, with the shares awarded to Mr. McGregor, the "1998 Bonus Shares") upon their promotion to Executive Vice Presidents of the Company. Ownership of the 1998 Bonus Shares vests 20% on December 3rd in each of the years 2000 through 2004.

   Any 1998 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). The values specified for such shares in the table above are based on the closing price of the Company's Common Stock on the date the award was granted. Dividends are paid on the restricted shares.

(4) In February 2000, the Board of Directors, acting pursuant to the Company's 1999 Stock Incentive Plan, awarded Messrs. Donahue and Smalley 12,500 shares each of restricted Common Stock and Mr. Van Epp 5,000 shares of restricted Common Stock (the "2000 Bonus Shares"). Ownership of the 2000 Bonus Shares vests 20% on February 24th in each of the years 2001 through 2005. Any 2000 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). The values specified for such shares in the table above are based on the closing price of the Company's Common Stock on the date the award was granted. Dividends are paid on the restricted shares.

(5) Includes forgiveness of installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan and 1994 and 1997 Stock Incentive Plans. Installments were forgiven by the Company during 2000 in the amount of $380,000 as to Mr. Deering, $202,000 as to Mr. McGregor, $141,000 as to both Messrs. Donahue and Smalley. Also includes matching contributions under the Company's nonqualified Excess Savings Plan in the amount of $24,960 as to Mr. Deering, $17,628 as to Mr. McGregor, $12,480 as to both Messrs. Donahue and Smalley and $9,679 as to Mr. Van Epp. With respect to both Messrs. Donahue and Smalley, includes a payment of $253,602 to pay income taxes resulting from a restricted stock award under the Company's 1999 Stock Incentive Plan.

(6) Includes forgiveness of installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan and 1994 and 1997 Stock Incentive Plans and stock option grants under the Company's 1985 Stock Option Plan. Installments were forgiven by the Company during 1999 in the amount of $380,000 as to Mr. Deering, $161,500 as to Mr. McGregor, $87,000 as to Mr. Donahue, $93,300 as to Mr. Smalley and $104,166 as to Mr. Van Epp. Also includes matching contributions under the Company's nonqualified Excess Savings Plan in the amount of $24,923 as to Mr. Deering, $17,608 as to Mr. McGregor, $12,472 as to both Messrs. Donahue and Smalley and $9,300 as to Mr. Van Epp.

(7) Includes forgiveness of installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan and 1994 and 1997 Stock Incentive Plans and stock option grants under the Company's 1985 Stock Option Plan. Installments were forgiven by the Company during 1998 in the amount of $505,625 as to Mr. Deering, $220,875 as to Mr. McGregor, $128,562 as to Mr. Donahue, $140,812 as to Mr. Smalley and $104,167 as to Mr. Van Epp. Also includes matching contributions under the Company's nonqualified Excess Savings Plan in the amount of $24,000 as to Mr. Deering, $15,450 as to Mr. McGregor, $9,300 as to both Messrs. Donahue and Smalley and $9,288 as to Mr. Van Epp. With respect to Mr. Deering, includes a payment of $2,643,713 to pay income taxes resulting from a restricted stock award under the special retention contract arrangement that was entered into in 1998. See "Employment Contracts and Termination of Employment and Change of Control Arrangements" below.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table summarizes information relating to stock option grants, including original stock option grants and "reload" option grants, during 2000 to the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted at any time under the Company's Stock Option and Stock Incentive Plans.

                       Option Grants in Last Fiscal Year
                               Individual Grants

                                                  % of Total                                 Grant
                         Number of Securities Options Granted to                             Date
                          Underlying Options     Employees in    Exercise Price Expiration  Present
          Name               Granted (#)         Fiscal Year       ($/Share)       Date    Value ($)
          ----           -------------------- ------------------ -------------- ---------- ---------
Anthony W. Deering......       500,000(1)           19.48            21.625       2-23-10  1,775,000
                                37,624(2)            1.47           25.3125       9-21-04    122,654
                                22,776(2)             .89           25.3125      11-28-00     15,032
                                58,663(2)            2.29           25.3125       9-22-03    174,816
Douglas A. McGregor.....       300,000(1)           11.69            21.625       2-23-10  1,065,000
                                17,688(2)             .69             24.69      11-28-00      9,375
                                17,468(2)             .68             25.00      11-28-00       None
Jeffrey H. Donahue......       125,000(1)            4.87            21.625       2-23-10    443,750
                                 4,641(2)             .18           25.9375       5-20-02     12,159
                                 3,050(2)             .12           25.9375       2-21-06     11,895
Jerome D. Smalley.......       125,000(1)            4.87            21.625       2-23-10    443,750
                                 7,490(2)             .29             24.50       9-21-04     27,039
                                30,113(2)            1.17             24.50       2-21-06    118,121
Daniel C. Van Epp.......        50,000(1)            1.95            21.625       2-23-10    177,500

--------
(1) All of these stock options were granted under original stock option grants on February 24, 2000, and are exercisable as to 20% of the shares underlying the stock options on February 24th in each of the years 2001 through 2005. All option grants contained a "reload" feature, under which if a stock-for-stock exercise occurs and the exercise price is paid by surrendering shares of Common Stock, a new option will be issued for the number of shares surrendered and having substantially the same terms as the option that was exercised, except that the exercise price of the new option will be the market price of the shares surrendered at the time of the surrender. The values for the grants are based on the Black-Scholes option pricing model. With respect to all such grants, a dividend yield of 5.5%, a 7-year Treasury note rate at the time of grant and option exercises occurring after 7 years are assumed. Based on these assumptions, the model produces a per option share value of $3.55 (using an interest rate of 6.63% and stock price volatility of 20%).

(2) These stock option grants occurred automatically under the "reload" features of previously granted options as to which there was a stock-for-stock exercise. The values of the reload option grants are based on the Black-Scholes option pricing model with an assumed dividend yield of 5.5%, stock price volatility of 20%, and an interest rate based on the Treasury note that matures on the expiration date of the option, and the option exercise occurring on the expiration date. Based on these assumptions, the model produces a per option share value of (i) with respect to the 37,624-share grant to Mr. Deering, $3.26 (using an interest rate of 5.66%); (ii) with respect to the 22,776-share grant to Mr. Deering, $0.66 (using an interest rate of 5.77%); (iii) with respect to the 58,663-share grant to Mr. Deering, $2.98 (using an interest rate of 5.69%); (iv) with respect to the 17,688-share grant to Mr. McGregor, $0.53 (using an interest rate of 5.91%); (v) with respect to the 4,641-share grant to Mr. Donahue, $2.62 (using an interest rate of 5.93%); (vi) with respect to the 3,050-share grant to Mr. Donahue, $3.90 (using an interest rate of 6.25%); (vii) with respect to the 7,490-share grant to Mr. Smalley, $3.61 (using an interest rate of 6.66%); and (viii) with respect to the 30,113-share grant to Mr. Smalley, $3.92 (using an interest rate of 6.73%). Both the 22,776-share grant to Mr. Deering and the 17,468-share grant to Mr. McGregor expired on November 28, 2000.

  The following table summarizes information relating to stock option exercises during 2000 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                    Number of Securities    Value of Unexercised In-
                           Shares                  Underlying Unexercised     The-Money Options(1)
                         Acquired on     Value      Options at FY-End (#)         at FY-End ($)
          Name           Exercise (#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -----------  ----------- ------------------------- -------------------------
Anthony W. Deering......   193,600     1,263,231      271,287/1,275,000          17,450/1,937,500
Douglas A. McGregor.....    50,288       368,155        207,782/468,750         595,448/1,267,969
Jeffrey H. Donahue......    12,171       115,714        162,130/459,380           334,744/554,688
Jerome D. Smalley.......    47,257       227,101        140,474/300,727            37,603/554,688
Daniel C. Van Epp.......      None          None         86,000/101,000            17,500/193,750

--------
(1) An "in-the-money" stock option is an option for which the market price, on December 29, 2000, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock when the option was granted). The value shown reflects stock price appreciation since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  For several years, the Company has chosen to compare the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the S&P 500 Index and a peer group of real estate companies identified below (the "Former Peer Group"). Recognizing that the Company created the Former Peer Group at a time when several of its industry peers were privately held, the Company recently decided to review the composition of the Former Peer Group and determined that certain changes were appropriate to create a new peer group of real estate companies identified below (the "New Peer Group") more comparable to the Company as a real estate investment trust ("REIT") operating in the regional shopping center industry. In accordance with the findings of its review, the New Peer Group reflects the addition of CBL & Associates Properties, Inc. and The Macerich Company, which are both REITs operating in the regional shopping center industry. Because they are not regional shopping center companies, the New Peer Group also reflects the deletion of the following companies that were part of the Former Peer Group:
First Union Real Estate Equity and Mortgage Investments, Kimco Realty Corporation and Weingarten Realty Investors. The New Peer Group also reflects the deletion of Cambridge Shopping Centers because it is foreign-owned and not a REIT, and Urban Shopping Centers, Inc. because it is foreign-owned and not publicly traded. Finally, the New Peer Group also reflects the deletion of Bramalea Ltd. because that company is no longer operating and the deletion of Forest City Enterprises, Inc. because that company is not a REIT and derives significant income from multifamily residential housing and lumber wholesaling. A tabular comparison of the Former Peer Group with the New Peer Group follows:

Former Peer Group                            New Peer Group
-----------------                            --------------
Bramalea Ltd.                                Catellus Development Corporation
Cambridge Shopping Centers                   CBL & Associates Properties, Inc.
Catellus Development Corporation             Crown American Realty Trust
Crown American Realty Trust                  Federal Realty Investment Trust
Federal Realty Investment Trust              General Growth Properties, Inc.
First Union Real Estate Equity and Mortgage  The Macerich Company
 Investments                                 Simon Property Group, Inc.
Forest City Enterprises, Inc.                Taubman Centers, Inc.
General Growth Properties, Inc.              TrizecHahn Corporation
Kimco Realty Corporation
Simon Property Group, Inc.
Taubman Centers, Inc.
TrizecHahn Corporation
Urban Shopping Centers, Inc.
Weingarten Realty Investors

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and both the Former Peer Group and the New Peer Group. The graph assumes that $100 is invested initially and all dividends are reinvested.

                                   Base
                                  Period
       Company Name/Index         Dec 95 Dec 96  Dec 97  Dec 98  Dec 99  Dec 00
       ------------------         ------ ------- ------- ------- ------- -------
The Rouse Company................  $100  $161.19 $171.77 $149.85 $121.99 $154.63
S&P 500 Index....................  $100  $122.96 $163.98 $210.85 $255.21 $231.98
Former Peer Group................  $100  $143.29 $167.84 $156.24 $135.20 $160.93
New Peer Group...................  $100  $148.14 $170.87 $157.79 $134.98 $154.19

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  Effective September 24, 1998, the Board of Directors requested that Anthony
W. Deering enter into a special retention contract arrangement (the "Retention Agreement") with the Company. Mr. Deering concurred and, under the terms of the Retention Agreement, as amended, he will serve as the Company's Chief Executive Officer until January 31, 2005. He will receive a minimum annual base salary of $800,000 (subject to further increases in accordance with the Company's executive compensation policy) and will be eligible for an annual cash bonus under the Company's incentive compensation program.

  In connection with the Retention Agreement, in 1998, Mr. Deering also received options to purchase 300,000 shares of Common Stock, 109,850 shares of restricted stock, and a cash payment of $2,643,713 to pay income taxes resulting from the restricted stock award. The stock options are at an exercise price of $27.3125 per share (the closing price of the Company's Common Stock the day before the grant date) and vest ratably on the fourth and fifth anniversaries of the grant date. The restricted stock vests in total on January 31, 2005. In addition, the Board accelerated the incentive stock award that Mr. Deering would have received in 1999 under the Company's 1997 Stock Incentive Plan. As a result, Mr. Deering received options in 1998 to purchase an additional 300,000 shares at an exercise price of $32.77 per share ($5.4575 above the closing price of the Company's Common Stock the day before the grant date) which vest 25% on February 25th in each of the years 2001 through 2004.

  If Mr. Deering dies, becomes disabled, terminates his employment for Good Reason (as defined in the Retention Agreement) or is discharged by the Company without Cause (which is defined in the Retention Agreement to include certain changes of control), then all unvested stock options and the restricted stock awards held by Mr. Deering will vest immediately. In addition, Mr. Deering will be entitled to receive his Accrued Annual Bonus (as defined in the Retention Agreement) and a payment equal to (i) one-twelfth of the sum of his then current base salary plus his average bonus during the prior three years, multiplied by (ii) the lesser of 36 or the number of months from the termination date until Mr. Deering's 62nd birthday. If Mr. Deering's employment terminates for any reason other than as stated in the preceding sentence, the unvested portion of the options and restricted stock granted to Mr. Deering pursuant to the Retention Agreement will be forfeited, he will be required to repay the tax gross-up payment, and he will not be entitled to any severance payment.

  Effective October 25, 1999, the Company entered into change of control agreements (the "COC Agreements") with each of its executive officers(1) other than Mr. Deering (who was already subject to the Retention Agreement described above and who thus did not stand to benefit from the COC Agreements). The Board of Directors approved the COC Agreements as being in the best interests of the Company. The purpose of the COC Agreements is to encourage the executives to remain with the Company in the event of a Change of Control of the Company (as defined in the COC Agreements). The term of the COC Agreements is four years (subject to potential one-year extensions) or, if later, three years after a Change of Control occurs. The COC Agreements become operative only if a Change of Control occurs.

  If the Company terminates the executive's employment (other than for Cause (as defined)) or if the executive terminates his employment for Good Reason (as defined) after a Change of Control and during the term of the COC Agreement, the executive is entitled to certain benefits. These benefits include a severance

--------
(1) In addition to the named executive officers, the executive officers are Duke S. Kassolis, Robert Minutoli, Robert D. Riedy and Alton J. Scavo, all Senior Vice Presidents of the Company.

payment equal to three times the sum of his Annual Base Salary and Annual Bonus (both, as defined) and enhanced retirement benefits consisting of three years' additional benefits under the Company's qualified and nonqualified Pension and Savings Plans (with the Pension Plan benefit calculated as if the executive were three years older), continued coverage under the Company's welfare benefit plans (e.g., medical insurance plans) for three years at no cost, vesting of all options and restricted stock, and forgiveness of any Company loans. If, prior to or following a Change of Control, the executive voluntarily terminates his employment, dies or becomes disabled or if the Company terminates his employment for Cause, the executive is entitled to no special payments.

  With respect to all named executive officers, in addition to the specific provisions in the COC Agreements described above, all stock option grants, stock bonus awards and related loans under the Company's Stock Option, Stock Bonus and Stock Incentive Plans provide that any non-vested portion of a stock option grant will vest, any remaining restrictions upon bonus stock shares will be released and any related loan balance will be forgiven if the person dies, becomes disabled, retires on or after the normal retirement age of 62 or is discharged without Good Cause (which is defined to include certain changes of control of the Company). If such an event were to occur with respect to a named executive officer, all stock options not yet exercisable, including those set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would vest, and the outstanding principal loan balances set forth below in "Indebtedness of Executive Officers" would be forgiven. In addition, Mr. Deering and Mr. McGregor would have forfeiture restrictions released on 134,850 and 33,000 shares, respectively, of bonus stock; Messrs. Donahue and Smalley each would have forfeiture restrictions released on 40,000 shares of bonus stock and Mr. Van Epp would have forfeiture restrictions released on 15,000 shares of bonus stock.

  The Company also has a severance plan available on a non-discriminatory basis to all employees, including executive officers, that provides benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons. Severance pay generally is equal to one week's salary for each six months of service performed in the first three years of employment and one week's salary for each year of service from the fourth through ninth years. Once an employee has reached his or her tenth year anniversary date with the Company, severance will be two weeks for every full year of service from the date of hire. Group medical and life insurance coverage also are continued at no cost to the individual for up to 90 days.

                      INDEBTEDNESS OF EXECUTIVE OFFICERS

  In February 1995, upon the election of Mr. Deering as Chief Executive Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In February 1996, the Board of Directors awarded Messrs. Donahue, McGregor, Minutoli and Smalley, and certain other executive officers, shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In addition, Mr. Van Epp was awarded shares of Common Stock in connection with the acquisition of Hughes by the Company. In December 1998, the Board of Directors, acting pursuant to the Company's 1997 Stock Incentive Plan, awarded Mr. McGregor shares of Common Stock upon his promotion to Vice Chairman and Chief Operating Officer of the Company. At the same time, Messrs. Donahue and Smalley were awarded shares of Common Stock upon their promotion to Executive Vice Presidents of the Company. In connection with such grants of bonus stock and to assist the recipients in paying related tax and other obligations, the Board of Directors approved loans to such executive officers. Each loan referred to in this paragraph is to be forgiven, except as to interest, in either four or five equal annual installments if the person continues to serve the Company.

  In March 1989, the Personnel Committee of the Board of Directors granted stock options to Messrs. Kassolis, Minutoli, Riedy and Smalley pursuant to the Company's 1985 Stock Option Plan. At the same time, the Board of Directors authorized loans to each person to be made in connection with the exercise of the options. Subsequently, the terms of the options were modified by the Board or the Personnel Committee to permit, as an alternative, open market purchases of the same number of shares of Common Stock and loans in the amount of the open market purchases. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  The following table lists those executive officers who received loans in connection with the bonus stock grants and the stock option grants described in the two preceding paragraphs, and whose maximum indebtedness to the Company at any time from January 1, 2000 through March 9, 2001 exceeded $60,000:

                                                Maximum Principal
                                                 Amount of Loans     Principal
                                                   Outstanding    Amount of Loans
                         Relationship with         from 1-1-00    Outstanding on
 Name of Individual           Company           through 3-9-01(1)     3-9-01
 ------------------  ------------------------   ----------------- ---------------
 Anthony W. Deering  Chairman of the Board,         $380,000             None
                     President and Chief
                     Executive Officer

 Douglas A. McGregor Vice Chairman and Chief         525,500          162,000
                     Operating Officer

 Jeffrey H. Donahue  Executive Vice President        444,000          216,000
                     and Chief Financial
                     Officer

 Jerome D. Smalley   Executive Vice President        444,000          216,000
                     and Director of
                     Development

 Robert Minutoli     Senior Vice President           174,000             None
                     and Director of New
                     Business

 Duke S. Kassolis    Senior Vice President           174,000             None
                     and Director of Property
                     Operations

 Robert D. Riedy     Senior Vice President           207,749           26,999
                     and Director of Retail
                     Leasing

 Alton J. Scavo      Senior Vice President           174,000             None
                     and Director of the
                     Community Development
                     Division and General
                     Manager of Columbia


--------
(1) Interest accrues on the principal amount of the outstanding loans and is payable on December 31st of each year. The interest rate on all the loans is 6% per year, except that the interest rate on the loans relating to the stock bonus grants that were made in February 1996 and December 1998 is 5% per year.

                                 PENSION PLAN

  The executive officers named in the Summary Compensation Table participate in the Company's noncontributory Pension Plan (the "Pension Plan"). As of January 1, 2001, the Pension Plan provides for a combination of "past service" benefits and "future service" benefits. The past service benefit is (i) 1.15% of the employee's highest average annual Compensation or Cash Compensation for any three consecutive years of service during the five-year period ending on December 31, 2000, which is not in excess of the Social Security covered compensation level plus (ii) 1.65% of the employee's highest average annual Compensation or Cash Compensation for any three consecutive years of service during the five-year period ending on December 31, 2000, which exceeds the Social Security covered compensation level, multiplied by the employee's years of service prior to January 1, 2001. For each year of service commencing after December 31, 2000 (future service), the employee receives an annual benefit of
(i) 1.15% of the employee's Cash Compensation which is not in excess of the Social Security covered compensation level plus (ii) 1.65% of the employee's Cash Compensation which exceeds the Social Security covered compensation level.

  The Company also maintains a supplemental plan (the "Supplemental Plan") in part to provide for the payment of retirement benefits to those eligible Company employees whose pension benefit under the Pension Plan would be limited to amounts less than the Pension Plan would normally provide due to tax and pension laws enacted since 1982. The Supplemental Plan is a nonqualified, unfunded plan, and benefits are payable from the general assets of the Company. A primary purpose of the Supplemental Plan is to insure that the total retirement benefits of affected employees payable under both the Pension Plan and the Supplemental Plan (collectively, the "Plans") are determined on the same basis, so that the retirement benefits to be received are no more or less than what could have been received under the Pension Plan but for the enactment since 1982 of federal tax and pension laws limiting such benefits.

  Messrs. Deering, McGregor, Donahue, Smalley and Van Epp have, respectively, 28, 28, 27, 21 and 5 credited years of service under the Plans for benefit accrual purposes, and their estimated annual benefits payable under such Plans at the normal retirement age of 62 (assuming each continues to live and receives his 2000 rate of compensation to retirement) are $1,039,371, $601,419, $416,477, $384,774 and $260,332, respectively.(1)

  All benefits payable under the Pension Plan are subject to certain limitations contained in the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The limit on annual benefits for 2000 was $135,000 as to any individual who retired at his or her social security retirement age.

                    DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $27,500 is paid to the directors of the Company who are not employed by the Company on a full-time or other basis. The Chairman of a Board Committee receives an additional annual fee of $3,000. Directors also are paid a fee of $1,250 for attendance at any meeting of the Board and $1,000 for attendance at any meeting of a Committee of the Board or for special assignments; however, no fee is paid for attendance at sub-committee meetings.
--------
(1) Under the Retention Agreement with Mr. Deering, the Company agreed to supplement his retirement benefits under the Plans to guarantee annual benefits upon his retirement at or after age 62 equal to 55% of Mr. Deering's Cash Compensation (as defined in the Pension Plan). Under certain circumstances, Mr. Deering's retirement benefits will be supplemented in a similar fashion if he retires after age 60 but before age 62.

  Mr. DeVito, as Chairman Emeritus, receives a basic fee of $50,000 for serving as a director of the Company. In addition, Mr. DeVito receives the standard director's fee for attending special Board meetings and Executive Committee meetings. As indicated previously, Mr. DeVito will be retiring as a director, effective at the May 10, 2001 Annual Meeting of Stockholders.

  Non-employee directors receive 5,000-share stock option grants of Company Common Stock upon their initial election. Each continuing director receives an additional 1,000-share stock option grant and a grant of 450 shares of Company Common Stock annually.

  The Company also provides credits to a nonqualified Company Common Stock account established for each director. In May 1996, each director's account was credited with an amount equal to 10% of the annual fee for each prior year of service on the Board, which amount was deemed to be invested in Company Common Stock. In addition, each director receives quarterly credits to his or her account equal to 2-1/2% of the current annual fee. Upon retirement from the Board, each director is entitled to receive the value of his or her account, but no director will receive less than an amount equal to the then present value of the payments such director would have received under the directors' retirement plan that was terminated when this program was established in 1996.

  Platt W. Davis, III is a partner in Vinson & Elkins, L.L.P., and his interest in the matter described below arises solely from such position. From time to time, Vinson & Elkins, L.L.P. provides legal services to subsidiaries and affiliates of the Company, though Mr. Davis has provided no such services personally.

  Mark R. Tercek is a Managing Director of Goldman, Sachs & Co. ("Goldman, Sachs"). From time to time, Goldman, Sachs provides investment banking and advisory services to the Company and its subsidiaries and affiliates. Mr. Tercek's interest in the services provided to the Company, its subsidiaries and affiliates, arises solely from his position as a Managing Director of Goldman, Sachs.


                      PROPOSAL TO APPROVE THE ADOPTION OF
                  THE ROUSE COMPANY 2001 STOCK INCENTIVE PLAN

  As part of an overall review of the Company's incentive compensation program, the Personnel Committee recommended to the Board of Directors that the Company adopt a new stock incentive plan under which 4,500,000 shares of Common Stock could be issued to non-employee directors and to officers and other employees of the Company pursuant to stock option grants over the next three to four years as long-term incentive compensation.

  Consistent with the recommendation of the Personnel Committee, on February 22, 2001, the Board of Directors adopted The Rouse Company 2001 Stock Incentive Plan (the "2001 Plan") attached hereto as Exhibit B, subject to approval by stockholders at the meeting. Grants under the 2001 Plan are limited to stock option awards, including tax advantaged incentive stock options ("ISOs") (See "Tax Aspects--2001 Plan" below), which will supplement the Company's 1997 Stock Incentive Plan (the "1997 Plan") and 1999 Stock Incentive Plan (the "1999 Plan"). Approximately 163,496 shares are all that remain available as of March 9, 2001 for stock awards under the 1997 Plan, which provides for the grant of ISOs, nonqualified stock options (see "Tax Aspects--2001 Plan," below) and stock awards. Approximately 3,636,352 shares are available as of March 9, 2001 for awards under the 1999 Plan, which provides for the grant of stock awards, stock appreciation rights and nonqualified stock options, but which does not provide for ISOs. The Company has no other continuing stock plans with shares available for grants. Therefore, only approximately 163,496 ISOs are available under the Company's current stock incentive plans.

  The Personnel Committee and Board of Directors have determined that ISOs are an effective and efficient means of attracting, retaining and motivating officers and other key employees. Accordingly, the Board has adopted the 2001 Plan, subject to stockholder approval. Subject to stockholder approval of the 2001 Plan, the Board also has caused the 1999 Plan to be amended to limit the number of stock awards remaining available under that plan to 2 million shares, to limit the term of options to 10 years, to provide that options may not be granted with an exercise price which is less than the fair market value of the underlying stock on the option grant date, and to provide that further amendments to these limitations will be subject to stockholder approval.

  As of March 9, 2001, options covering 9,431,248 shares, and unvested stock awards covering 484,350 shares, were outstanding. The options had a weighted average exercise price of $25.0384 per share and a weighted average term of
7.4 years, and the unvested stock awards had a weighted average term until fully vested of 4.67 years.

  The following is a brief description of the material features of the 2001 Plan. This description is qualified in its entirety by reference to the full text of the 2001 Plan, which is attached as Exhibit B.

  Awards Under the 2001 Plan. The 2001 Plan provides for the grant of ISOs and nonqualified stock options. No other types of awards are authorized. The number of shares of Common Stock that may be issued pursuant to options granted under the 2001 Plan will not exceed 4,500,000 shares. In determining the number of shares issued pursuant to the 2001 Plan, shares delivered to the Company to pay the option exercise price and shares delivered or withheld to pay taxes due on the exercise of an option are restored to the number of shares available for issuance. Unless the Administrator expressly determines otherwise, the maximum number of shares available for issuance pursuant to the 2001 Plan and outstanding options granted under the 2001 Plan will be adjusted to reflect stock dividends, stock splits, recapitalizations and similar events.

  Plan Administration. The 2001 Plan is to be administered by the Personnel Committee or another committee appointed by the Board of Directors and consisting of not less than one director. In addition, the Chief Executive Officer may grant stock options for an aggregate of up to 50,000 shares per year. This feature would permit the Chief Executive Officer to grant stock options to reward instances of exceptional performance by a particular employee on a timely basis. References herein to the "Administrator" are to the Personnel Committee or the Chief Executive Officer, as applicable.

  Subject to the express terms of the 2001 Plan, the Administrator determines the individuals to whom options are granted and the number, terms and provisions of the options, interprets the plan and prescribes rules and regulations relating to the plan, and makes all other determinations and takes all other actions necessary for the administration of the plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Administrator may modify outstanding options consistent with the terms of the 2001 Plan. However, no modification of an option may adversely affect an outstanding award in any material respect without the consent of the holder of the option, and no amendment or modification of an outstanding option may have the effect of reducing the exercise price of the option without stockholder approval.

  Participants. Officers and employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive options under the 2001 Plan. Currently, there are approximately 57 officers of the Company, approximately 185 non-officer employees who are eligible for stock options, and 10 non-employee directors. It has not been determined at this time who will be selected under the 2001 Plan to receive stock option awards or the amount of stock options to be awarded to any particular individual.

  No individual may receive more than 900,000 stock option awards annually under the 2001 Plan. Unless the Administrator expressly determines otherwise, this limitation will be adjusted automatically to reflect stock dividends, stock splits, recapitalizations and similar events.

  Option Terms. Except as otherwise provided by the Administrator, the minimum vesting period is six months after the date of grant. If an option holder's employment with the Company is terminated for cause, the unexercised portion of any stock option is cancelled. Unless otherwise specified by the Administrator, upon the death, disability or retirement after attaining age 62 for employees (the normal retirement age for Company employees) or the termination of an employee's employment under specific circumstances defined by the Administrator (which may include a discharge without good cause, including a change in control of the Company), the entire stock option award vests and becomes exercisable. Stock options will be transferable to the extent specified by the Administrator.

  Stock options may not be exercised later than 10 years after the date of grant. Unless otherwise specified by the Administrator, an option is exercisable for the full term specified in the grant, except that an option is exercisable for only one year following a voluntary termination of employment other than at normal retirement or a termination of employment due to a discharge without good cause other than as a result of a reduction in force.

  The option exercise price is not less than the fair market value of the Common Stock on the grant date, which either is the New York Stock Exchange ("NYSE") closing price or average sale price, on the grant date or on the day before the grant. The closing price of Company Common Stock on March 9, 2001 was $25.30 per share. The option price may be paid to the Company by the option holder in any medium as specified by the Administrator and must be paid to the Company prior to delivery of the stock. The Company may lend money to any officer or employee or guarantee a loan from a third party to an officer or employee in connection with the exercise of a stock option.

  Grants to Non-Employee Directors. The 2001 Plan establishes fixed rules for the timing, pricing and amount of options to be granted to non-employee directors. Each new non-employee director will initially be granted an option to purchase 5,000 shares of Common Stock on the date of his or her election. Each continuing director will be granted an additional option to purchase 1,000 shares of Common Stock annually, or such greater or lessor amount as the Administrator determines. However, to the extent that such options are granted under another stock incentive plan, they will not be granted under the 2001 Plan.

  The exercise price of options that are granted to directors will be not less than the fair market value of Common Stock (see "Proposal to Approve the Adoption of The Rouse Company 2001 Stock Incentive Plan-- Option Terms," above). The option term generally will be, and will not exceed, 10 years.

  Plan Termination and Amendments. The Board of Directors may amend, modify or terminate the 2001 Plan provided that no such amendment, modification or termination shall revoke or alter in any material adverse manner the terms of any valid award previously granted without the consent of the award holder. In addition, no amendment or modification which materially increases benefits under the 2001 Plan (including any change in the nature of awards or increase in the number of shares of Common Stock which may be issued pursuant to the 2001 Plan), or which permits the Administrator to cancel and regrant to the same individual, or reduce the exercise price of an outstanding option, shall become effective without stockholder approval.

  Effective Date. The 2001 Plan became effective as of February 22, 2001, subject to stockholder approval, and terminates as of February 22, 2011, but any stock option awards granted prior to termination may be exercised according to their terms.

                            TAX ASPECTS--2001 PLAN

  The following is a general summary of the current federal income tax treatment of stock options, which would be authorized under the 2001 Plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder (the "Code").

  Incentive Stock Options. Incentive stock options under the 2001 Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder), and the Company will not be allowed a deduction as a result of such exercise, provided the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or a Company subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period referenced in clause (a) above is extended to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

  If the option holder fails to comply with the employment requirement discussed in clause (a) above, the tax consequences will be substantially the same as for a nonqualified option, as described below. If the option holder fails to comply with the holding period requirements discussed in clause (b) above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of a failure to comply with either condition described above, an equivalent deduction will be allowed to the Company in the same year.

  Nonqualified Stock Options. No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Disallowance of Deductions. The Code generally disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 for any year with respect to the corporation's Chief Executive Officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options granted at fair market value under a plan, such as the 2001 Plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

 The Board of Directors recommends that the stockholders vote FOR adoption of the 2001 Plan.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is composed of Messrs. Benson (Chair), Davis, Schipke and Vlak and Ms. Merriman. Each of the members is independent as defined by New York Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit A to this Proxy Statement. Each year the Audit Committee recommends to the Board of Directors the appointment of the Company's independent public accountants. The Audit Committee has received and reviewed the disclosures in a letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent public accountants that firm's independence from the Company. The Audit Committee has also discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 and related matters with management and the Company's independent public accountants, reviewed the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission and reviewed such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as the Audit Committee deemed appropriate. Based on these discussions and reviews, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee held four meetings during 2000.

        David H. Benson, Chair  Roger W. Schipke
        Platt W. Davis, III     Gerard J.M. Vlak
        Hanne M. Merriman

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors first appointed KPMG LLP as the Company's auditors in December 1956. The audit services rendered by KPMG LLP for the fiscal year ended December 31, 2000 included the audit of the consolidated financial statements of the Company and subsidiaries, and separate audits of certain subsidiaries and affiliates, reviews of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission ("SEC"), issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of KPMG LLP will attend the meeting and will be available to respond to appropriate questions submitted by stockholders.

Audit Fees

  For the year ended December 31, 2000, KPMG LLP billed and expects to bill the Company an aggregate of $1,992,000 for audit fees covering professional services rendered for (1) the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of 2000, and (3) separate audits of certain consolidated subsidiaries.

Financial Information Systems Design and Implementation Fees

  KPMG LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended December 31, 2000.

All Other Fees

  For the year ended December 31, 2000, KPMG LLP billed the Company an aggregate of $1,816,945 for all other services.

  The Audit Committee considered whether the provision by KPMG LLP of the services described under "All Other Fees" above is compatible with maintaining KPMG LLP's independence.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Robert D. Riedy, a Senior Vice President of the Company, inadvertently failed to report on a Form 4 the acquisition of indirect beneficial ownership of 4,974 shares of the Company's Common Stock owned by two family trusts to which Mr. Riedy was appointed Co-Trustee on November 16, 2000. Mr. Riedy reported the acquisition of the shares on a Form 5 filed one day late on February 15, 2001 and subsequently amended on February 16, 2001. The Form 5 also reported the grant on February 24, 2000 of a stock bonus award and an employee stock option as well as a charitable gift Mr. Riedy made on December 27, 2000.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the rules of the SEC, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the Annual Meeting of Stockholders to be held in May 2002. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the proxy statement and proxy card for that meeting, SEC Rule 14a-8 requires that such proposals be received by the Company no later than December 14, 2001. Any stockholder proposals for that meeting that are submitted outside the processes of SEC Rule 14a-8 will be considered "untimely" for purposes of SEC Rule 14a-4(c)1 if they are received by the Company after February 27, 2002. Therefore, proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in May 2002 may confer discretionary authority to vote on any such untimely stockholder proposals without express direction from stockholders giving such proxies. All stockholder proposals must be addressed to the attention of the Secretary at the Company's principal place of business in Columbia, Maryland.

                                 OTHER MATTERS

  Management is not aware of any other matters that will be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting, the proxy holders will vote in accordance with their judgment as to the best interests of the Company with respect to such matters.

                                   EXHIBIT A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purposes; Authority

  A. The Audit Committee (the "Committee") is appointed by the Board of Directors of The Rouse Company (the "Company") to assist the Board in fulfilling its oversight responsibilities regarding the Company. The Committee's primary purposes are to:

    1. Monitor the integrity of the Company's financial reporting process and its systems of internal controls.

    2. Monitor the independence and performance of the Company's independent auditors and internal auditing department ("Internal Audit").

    3. Provide an avenue of communication among the independent auditors, Internal Audit, management and the Board of Directors.

  B. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors, Internal Audit and anyone else in the Company. The Committee may retain, at the Company's expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  A. The Committee shall be comprised of three or more directors as determined by the Board.

  B. All members of the Committee shall be independent directors, free from any relationship to the Company that may interfere with the exercise of their independence from management and the Company.

  C. All members of the Committee shall be financially literate. To be financially literate, a person shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

  D. At least one member of the Committee shall have accounting or related financial management expertise. A member meets this requirement if he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  E. Committee members shall be appointed by, and serve at the pleasure of, the Board. Committee members shall have the qualifications specified in this Charter and shall meet any other requirements of the New York Stock Exchange.

  F. The Board shall appoint a Chairman who will preside at Committee meetings and report on behalf of the Committee to the Board. If the Chairman is not present at a meeting, the member with the longest service on the Committee shall serve as the Chairman for that meeting.

  G. The Committee generally will meet four times annually, but may meet more or less frequently as circumstances dictate. In addition to regularly scheduled meetings, the Committee shall meet at the request of any member. The Committee shall meet privately in executive session at least annually with the Director of Internal Audit and the independent auditors. In addition, the Committee shall meet privately in executive session at any time upon the request of management, the Director of Internal Audit or the independent auditors.

III. Audit Committee Responsibilities and Duties

  The Committee's specific responsibilities and duties shall include the following:

  A. Review Procedures

    1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

    2. Review the Company's annual audited financial statements in draft and substantially final form prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments and discussions with the independent auditors about the quality of the accounting principles as applied in the preparation of the Company's financial statements. If significant issues are identified prior to filing or distribution of the annual audited financial statements, the Committee shall be informed of these issues and shall meet to review them.

    3. With respect to the Company's annual and quarterly financial statements, discuss any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards Number 61. The Chairman of the Committee may represent the entire Committee for purposes of this discussion.

    4. In consultation with management, the independent auditors, and Internal Audit, consider the integrity of the Company's financial reporting processes and controls. Review recommendations presented by the independent auditors in their "management letter," including the status of previous recommendations, together with management's responses.

    5. Review the independent auditors' audit plan and discuss the general audit approach, scope, staffing and reliance upon management and Internal Audit.

  B. Internal Audit Department and Legal Compliance

    1. Review an annual report from Internal Audit regarding its activities, audit plan, budget and staffing. Review any significant reports prepared for management by Internal Audit and management's response and follow-up to these reports.

    2. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  C. Other Audit Committee Responsibilities

    1. Prepare a report to stockholders to be included in the Company's annual proxy statement as required by SEC regulations.

    2. Annually report to the Board on the Committee's activities. Provide the Board with such additional reports as are appropriate.

    3. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV. Relationship with Independent Auditors

  A. The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors and shall review the fees and any other significant compensation to be paid to them. The Committee shall annually recommend to the Board the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

  B. On at least an annual basis, the Committee shall review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company. The Committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and, if appropriate, take action or recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

                                   Exhibit B

                               THE ROUSE COMPANY
                           2001 STOCK INCENTIVE PLAN

                                    Purpose

  The purpose of The Rouse Company 2001 Stock Incentive Plan (the "Plan") is to advance the interests of The Rouse Company (together with all present and future subsidiaries and affiliates which meet the definition of "subsidiary" contained in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision thereto, and their subsidiaries and affiliates, referred to collectively as the "Company") and its stockholders by affording its directors, officers and other employees, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, with the additional incentives arising from increased opportunity for equity ownership in the Company. The Plan allows for awards of nonqualified and incentive stock options, as defined in Section 422 of the Code.

                                   ARTICLE I

                                Administration

  (a) The administrator of the Plan or any portion of the Plan (the "Administrator") shall be the Board of Directors or such committee or committees (referred to individually and in the aggregate as the "Committee") of not less than one director as may be appointed by the Board of Directors from time to time to administer all or certain portions of the Plan. The Administrator of the awards under the Plan initially shall be the Personnel Committee of the Board of Directors (the "Personnel Committee"), provided, however, that the Chief Executive Officer of the Company, serving as a one-person Committee of the Board of Directors, is authorized to make awards under the Plan with respect to an aggregate of up to 50,000 shares of Common Stock (as defined below) per year.

  (b) Subject to the express provisions of the Plan, the Administrator shall have the authority:

(1) to determine the individuals to whom and the time or times at which awards under the Plan shall be made, the number of shares to be covered by each award and all other terms and conditions of the awards, subject to the terms of the Plan;

(2) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it;

(3) to determine the terms and provisions of the respective documents evidencing awards under the Plan (which need not be identical);

(4) to determine, for purposes of the Plan, the fair market value (the "Fair Market Value") at any time of a share of the Company's common stock (the "Common Stock"). The Fair Market Value of a share of Common Stock shall be either the closing price or the average of the high and low sale price for Common Stock on the relevant date, as reported on the New York Stock Exchange composite tape or, if the Company's Common Stock is not traded on the New York Stock Exchange, on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, or the exchange on which the Company's Common Stock is principally traded or, if no such sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported. For purposes of this Section (b)(4), the "relevant date" with respect to the grant of an option shall be either the date on which the option is granted or the immediately preceding business day on which public trading of Common Stock occurs.

(5) to accelerate the time in which such award may be exercised, to waive, in whole or in part, any restriction with respect to such award, including any restriction with respect to the exercisability of such award, and to amend or modify any award in any manner not inconsistent with the terms of the Plan at the time of such amendment or modification, provided that no such modification or amendment may adversely affect the terms of any award in any material respect without the consent of the holder thereof, and provided, further, that notwithstanding anything in this Plan to the contrary, the Administrator may not take any action, including but not limited to an amendment, modification or cancellation and regrant of an award to the same individual, which results in the repricing of an award at a lower exercise price without stockholder approval other than as a result of an adjustment made with respect to a transaction described in Section (d) or (e) of Article III;

(6) to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan.

  (c) The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable, including by telephone. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of those present, whether in person or by telephone. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent to such action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. The effective date of any decision shall be the actual date of the decision, unless the Committee establishes a different effective date, which may be either before or after the actual date of the decision. The Committee may appoint a secretary (who may, but need not be a member of the Committee), shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it deems advisable, including changes to the rules and regulations set forth above.

  (d) No member of the Board of Directors or the Committee shall be liable for any action or determination made under the Plan in good faith, nor for any matter as to which the Company's charter limits the liability of directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or bylaws and under any directors' and officers' liability insurance coverage that is in effect from time to time.

                                  ARTICLE II

                           Participation in the Plan

  Participation in the Plan shall be limited to non-employee directors, officers and employees of the Company.

                                  ARTICLE III

                       Common Stock Subject to the Plan

  (a) Subject to the provisions of Sections (d) and (e) of this Article, the maximum number of shares of Common Stock that may be issued under the Plan shall be 4,500,000 shares. The total number of shares of Common Stock subject to issuance under the Plan shall be reserved for those purposes during the life of the Plan.

  (b) Subject to the provisions of Sections (d) and (e) of this Article, during the term of the Plan, no person shall be eligible to receive under this Plan an award or awards for, in the aggregate, more than 900,000 shares of Common Stock per year.

  (c) The exercise or purchase price for any award shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company, (ii) in the discretion of the Administrator, through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value on the date the award is exercised or purchased equal to the total amount due, (iii) by a combination of the methods described in (i) and
(ii), or (iv) through such other means as may be acceptable to the Administrator. No shares shall be delivered until full payment of any amount due has been made to the Company.

  (d) Unless the Administrator expressly determines otherwise, if the capital stock of the Company changes as a result of stock dividends, stock splits, split-ups, recapitalization or the like, proportionate adjustments shall automatically be made in the maximum number of shares of Common Stock authorized for awards under Section (a) of this Article, the number and kind of shares reserved for awards under the Plan, the number, kind and price of shares covered by outstanding awards, the maximum number of shares under Section (b) of this Article that may be awarded to any one person, and the minimum number of shares as to which options shall be exercisable at any one time. Fractional shares resulting from any such adjustment shall be eliminated. Unless the Administrator expressly determines otherwise, any adjustments under this Section (d) shall be effective on the effective date of the event giving rise to such adjustment.

  (e) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation for any reason, including by reason of reorganization, merger, sale or transfer of all or substantially all of the Company's assets to another corporation, or exchange of shares or consolidation, the Administrator shall make appropriate adjustments in the number and kind of shares, other securities or property for which awards may be granted under the Plan, including the maximum number that may be granted to any participant. In addition, the Administrator shall make appropriate adjustments in the number, kind and price of shares, other securities or property as to which outstanding awards shall be exercisable or payable. If any event giving rise to an adjustment involves an election afforded stockholders to receive cash or some security or other property, then such adjustment shall be made as if only cash were available to stockholders; the amount of cash used in determining the appropriate adjustment shall be the amount of cash per share provided by such election or such higher per share amount, if any, as the Administrator determines to be the fair market value of the security or other property available to stockholders pursuant to the election. Unless the Administrator expressly determines otherwise, any adjustment or determination made by the Administrator under this Section (e) shall be effective on the effective date of the event giving rise to such adjustment or determination and shall be conclusive when made by the Administrator.

  (f) If for any reason an award or portion of an award expires or is terminated, surrendered for any reason, canceled, forfeited or paid in cash, the number of shares of Common Stock covered by the award or portion of the award shall be restored to the number of shares available for awards under the Plan as if the award or portion of the award had never been issued. If the exercise price or the amount of taxes due with respect to any award or portion of an award is paid by the holder thereof in shares of Common Stock or by the withholding of shares of Common Stock issued or issuable in connection with such award, then the number of such shares received or withheld by the Company shall be restored to the number of shares available for awards under the Plan. Notwithstanding the foregoing, any shares of Common Stock which have been issued or which are received or withheld by the Company in connection with any award shall not be available for issuance under any award intended to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE IV

                                    Options

  The Administrator in its discretion may grant options to any individual who is eligible to participate in the Plan on such terms and conditions as it shall, in its discretion, deem advisable. Options granted under this Article IV may be either (i) options not intended to qualify as incentive stock options under Section 422 of the Code or (ii) if permitted by the Code, incentive stock options intended to qualify under Section 422 of the Code. Option grants shall contain such terms and conditions as the Administrator shall, in its discretion deem advisable, provided that each such option grant shall include in substance the following provisions:

  (a) An option shall be exercisable for not more than 10 years from the date of grant and shall be subject to earlier termination as provided in the Plan or under the terms of the option grant as established by the Administrator. Unless otherwise provided by the Administrator pursuant to an option grant or otherwise, an option shall be exercisable for the full term specified in the grant, except that an option shall be exercisable for only one year following a voluntary termination of employment other than at normal retirement or a termination of employment due to a discharge without good cause other than as a result of a reduction in force. If an employee's employment is terminated for cause, all unexercised rights under his or her option or options shall expire on the date of such termination.

  (b) The option exercise price per share shall not be less than the Fair Market Value of a share of Common Stock.

  (c) An option shall vest at such time or times as the Administrator may specify and, except as otherwise specified by the Administrator pursuant to an option grant or otherwise, shall vest no earlier than 6 months after the grant date and shall vest in its entirety upon the employee's death, disability, retirement from the Company after attaining age 62 (the normal retirement age under the Company's Pension Plan) or termination of employment under circumstances specified by the Administrator (which may include a discharge without good cause, including a change of control of the Company).

  (d) An option may be exercised from time to time during the option period in whole or in part, but not as to less than 10 shares at any one time. An option shall be exercised in whole or in part by giving written notice to the Secretary of the Company in such firm and subject to such terms as the Administrator shall approve.

  (e) Except as otherwise determined by the Administrator, no option granted under the Plan shall be transferable other than by will or the laws of descent and distribution and, during a grantee's lifetime, an option may be exercised only by the grantee unless the grantee is under a legal disability, in which case the option can be exercised by the grantee's guardian or legal representative.

                                   ARTICLE V

                    Option Grants to Non-Employee Directors

  (a) Each director who is not an employee of the Company ("Non-Employee Director") who is first elected to the Board of Directors after the effective date of this Plan shall be granted an option to purchase 5,000 shares of Common Stock on the date of his or her election. In addition, each Non-Employee Director shall be granted an option to purchase 1,000 shares of Common Stock, or such greater of lesser number of shares as shall be determined by the Administrator, at the conclusion of each subsequent Annual Meeting of Stockholders if he or she continues to serve as a Non-Employee Director thereafter. Notwithstanding the foregoing, to the extent such options are granted to a Non-Employee Director under the terms of one of the Company's other stock incentive plans, the options to be granted under this Article V shall be reduced accordingly.

  (b) The Administrator shall establish the terms and conditions of each option granted under this Article V, provided that such options shall include the following terms and conditions:

(1) The option exercise price per share shall be the Fair Market Value of a share of Common Stock.

(2) The option shall be exercisable for not more than 10 years from the date of grant.

(3) When an option becomes exercisable, it may be exercised from time to time during the option period in whole or in part, but not as to less than 10 shares at any one time. An option holder shall exercise an option in whole or in part by giving written notice to the Secretary of the Company of his or her intention to purchase such shares, specifying the number of shares and the date that the purchase is to occur.

(4) The option exercise price shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company,
(ii) through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value on the exercise date, equal to the total amount due, or (iii) by a combination of the methods described in (i) and
(ii).

                                  ARTICLE VI

                         Amendment and Discontinuance

  The Administrator may amend, modify or discontinue the Plan or waive any of its provisions, except that (i) no such amendment, modification, waiver or discontinuance shall revoke or alter in any material, adverse manner the terms of any valid award previously granted in accordance with the Plan without the consent of the award holder and (ii) no such amendment or modification which materially increases benefits under the Plan (including, without limitation, any amendment which changes the nature of awards or increases the maximum number of shares of Common Stock that may be issued pursuant to the Plan), or which amends or modifies the restriction on repricing of options provided in Section (b)(5) of Article I, shall become effective without stockholder approval.

                                  ARTICLE VII

                              Loan Authorization

  The Administrator may authorize the Company to grant loans or to guarantee loans from a third party to employees who are holders of awards in conjunction with such awards, upon such terms as the Administrator, in its sole discretion, deems appropriate.

                                 ARTICLE VIII

                                 Miscellaneous

  (a) The proceeds from the sale of Common Stock pursuant to the Plan shall be used by the Company for its general corporate purposes.

  (b) A holder of an award shall have none of the rights of a stockholder until the shares are issued to him.

  (c) The validity, construction and effect of the Plan, of option grants pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such option grants and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws of the State of Maryland, without regard to its conflict of laws principles.

                                  ARTICLE IX

                        Effective Date and Term of Plan

  The effective date of the Plan shall be February 22, 2001, subject to the approval by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting of the Stockholders of the Company to be held on May 10, 2001, or any adjournment thereof. The term of the Plan shall be 10 years, and the Plan will terminate on February 21, 2011, unless sooner terminated by the Administrator.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed effective this 22nd day of February, 2001.

ATTEST:                                       THE ROUSE COMPANY


-----------------------------                 By:-------------------------
Gordon H. Glenn                                    Anthony W. Deering
Secretary                                          Chairman of the Board,
                                                   President and
                                                   Chief Executive Officer


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                                                               3598
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[____]

The Board of Directors recommends a vote FOR the election of all nominees for directors.

(a) Election of Directors            FOR all nominees         WITHHOLD AUTHORITY to vote            *EXCEPTIONS
                                     listed below             for all nominees listed below.

Nominees: Jeremiah E. Casey, Roger W. Schipke, John G. Schreiber, Mark R. Tercek and Gerard J.M. Vlak.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________________________________________________________

(b) Consideration of a proposal by the Board of Directors to     (c) IN THEIR DISCRETION on such other matters as may properly
    approve The Rouse Company 2001 Stock Incentive Plan.             come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that
    The Board of Directors recommends a vote FOR the proposal.       exists on the Board of Directors at the time of the Annual
                                                                     Meeting of Stockholders or any adjournments or postponements
    FOR            AGAINST        ABSTAIN                            thereof.

                                                                     (Execute proxy exactly as your name appears on this form.
                                                                     If stock is registered in more than one name, each joint
                                                                     owner should sign. When signing as trustee, executor or
                                                                     other fiduciary, please so indicate.)

                                                                     Dated:___________________________________________,2001

                                                                     _________________________________________________ (SEAL)

                                                                     _________________________________________________ (SEAL)
                                                                                           Signature

(Please sign, date and return this proxy in the enclosed postage     Votes must be indicated           [X]
prepaid envelope.)                                                   (x) in black or blue ink.


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                                                         THE ROUSE COMPANY

Proxy Solicited on Behalf of the Board of Directors--Annual Meeting of Stockholders--May 10, 2001

     The undersigned holder of the Common Stock of The Rouse Company (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated April 9, 2001, and hereby constitutes and appoints Anthony W. Deering, Chairman of the Board, President and Chief Executive Officer of the Company, and Gordon H. Glenn, Vice President, General Counsel and
Secretary of the Company, or either of them acting singly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of
Stockholders of the Company to be held on Thursday, May 10, 2001, and at any adjournments or postponements thereof.

     Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy.
In the absence of specific instructions, proxies will be voted FOR the election of Directors, FOR Proposal (b) and in the best discretion of the proxy holders as to any other matters.

(Continued, and to be signed and dated on the reverse side)

                                                                        THE ROUSE COMPANY
                                                                        P.O. BOX 11352
                                                                        NEW YORK, N.Y. 10203-0352

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